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                                                                    EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, Amendment No. 3, No. 333-67263) and to the incorporation by reference therein of our report dated March 13, 1998, with respect to the consolidated financial statements of BGS Systems, Inc., included in the Annual Report, as amended (Form 10-K/A) of BMC Software, Inc. for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 18, 1999